Exhibit 99.1

BGC’s Newmark Grubb Knight Frank (“NGKF”) Completes Acquisition of Northern California’s Premier Commercial Real Estate Brokerage Firm, Cornish & Carey

- NGKF now operates as Newmark Cornish & Carey in Northern California -

NEW YORK, NY – (August 14, 2014) – Newmark Grubb Knight Frank, one of the largest global commercial real estate services businesses, and part of BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners” or “BGC”), announced today that BGC has completed its previously announced acquisition of Cornish & Carey Commercial (“Cornish & Carey”), Northern California’s premier commercial real estate brokerage firm. Financial details of the transaction were not disclosed. BGC expects the transaction to be immediately accretive.

NGKF CEO Barry M. Gosin commented, “We are delighted to announce the completion of this acquisition, which recognizes and builds upon the success of our partnership with Cornish & Carey since 2010. Cornish & Carey’s unwavering commitment to its clients, impressive roster of top talent and respected reputation in Northern California and Silicon Valley make it an important addition to our firm. This acquisition solidifies NGKF’s west coast presence and further reinforces our position as a dominant industry force that can offer clients the full range of commercial real estate services provided by best-in-class brokers in each discipline and market.”

Chuck Seufferlein, President and CEO of Cornish & Carey Commercial, has been named President of NGKF’s Western Region. As part of NGKF’s senior management team Mr. Seufferlein will work closely with NGKF CEO Barry M. Gosin.

“We are delighted to join forces with industry powerhouse NGKF whose scale and depth of services represent a tremendous value opportunity for our clients,” said Mr. Seufferlein. “As Newmark Cornish & Carey, we look forward to building upon our successful partnership and remain committed to providing our clients with exceptional service and a superior understanding of their real estate market needs.”

About Newmark Grubb Knight Frank

Newmark Grubb Knight Frank is one of the world’s leading commercial real estate advisory firms. Together with London-based partner Knight Frank and independently-owned offices, NGKF’s 12,000 professionals operate from more than 320 offices in established and emerging property markets on six continents.

With roots dating back to 1929, NGKF’s strong foundation makes it one of the most trusted names in commercial real estate. NGKF’s full-service platform comprises BGC’s real estate services segment, offering commercial real estate tenants, landlords, investors and developers a wide range of services including leasing; capital markets services, including investment sales, debt placement, appraisal, and valuation services; commercial mortgage brokerage services; as well as corporate advisory services, consulting, project and development management, and property and corporate facilities management services. For further information, visit www.ngkf.com.

NGKF is a part of BGC Partners, Inc. (NASDAQ: BGCP), a leading global brokerage company primarily servicing the wholesale financial and real estate markets. For further information, visit www.bgcpartners.com.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its BGC Trader and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. Through the Newmark Grubb Knight Frank brand, the Company offers a wide range of commercial real estate services including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit www.bgcpartners.com.

BGC, BGC Trader, Grubb & Ellis, Grubb and Newmark are trademarks and service marks of BGC Partners, Inc. and its affiliates. Knight Frank is a service mark of Knight Frank Limited Corp., used with permission.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in our public filings, including our most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

CONTACT:

BGC Media Contacts:

Hannah Sloane, +1 212-294-7938

Sarah Laufer, +1 212-915-1008

BGC Investor Contacts:

Jason McGruder, +1 212-829-4988

Jason Chryssicas, +1 212-915-1987

NGKF Media Contact:

Mira Matic, +1 973-461-9005